UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 26, 2011
Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26536	33-0029027

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 362-5800

None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously reported, effective April 26, 2011, Jonathan Kahn was terminated from his position as Executive Vice President and General Manager for Productivity & Graphics of Smith Micro Software, Inc. (the “Company”).
     In connection with Mr. Kahn’s termination, effective May 13, 2011, Mr. Kahn and the Company entered into an Agreement and General Release (the “Severance Agreement”). The Severance Agreement provides that Mr. Kahn, in exchange for granting a general release of claims in favor of the Company and its officers, directors, employees and other affiliates, will be provided with severance benefits consisting of (i) a lump-sum payment of $62,500 and (ii) if Mr. Kahn elects to continue receiving group health insurance coverage pursuant to the federal “COBRA” law, reimbursement of the cost of the premium for such coverage through July 31, 2011.
     The foregoing description of the Severance Agreement is only a summary and is qualified in its entirety by the full text of such agreement, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Agreement and General Release, by and between Jonathan Kahn and Smith Micro Software, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.
(Registrant)

May 20, 2011	By:	/s/ Andrew C. Schmidt

Date		Name: Andrew C. Schmidt
Title: Chief Financial Officer